Exhibit 23.6

Harbor Commodity Research hereby consents to the use of its name and the reference to Harbor’s reports, estimates and the data in this Registration Statement (No. 333-170620) for Noranda Aluminum Holding Corporation.

/s/ Jorge Vázquez Senior

Jorge Vázquez

Vice President - Aluminum Unit

Harbor Commodity Research

November 29, 2010